UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 19, 2012

ORION MARINE GROUP, INC.
(Exact name of Registrant as specified in its charter)

Delaware	1-33891	26-0097459
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

12000 Aerospace Suite 300
Houston, Texas 77034
(Address of principal executive offices)

(713) 852-6500
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)⁯
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

SIGNATURES

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

5.02(e):

On January 19, 2012, the Compensation Committee of the Board of Directors of Orion Marine Group, Inc. (the “Company”) awarded J. Michael Pearson, the Company's President and Chief Executive Officer a grant of 248,000 options supplemental to his equity award of 166,667 restricted shares August 2011.

This option award was based on the value of the Company's stock on the date of grant and vest over a 5 year period, with 1/5 vesting upon the first anniversary of the grant date, and 1/60 per month thereafter, such that all awards are fully vested on the fifth anniversary of the grant date. The exercise price of options granted is $6.52 per share. The fair value of the options, as calculated under the Black-Scholes method, on the date of grant was $4.05, or $1,004,400.

The option portion of Mr. Pearson's equity award in August 2011 was delayed pending further review by the Compensation Committee in light of the new say on pay rules. The Compensation Committee believes this grant continues its philosophy as an incentive for executive management to take a longer-term view of the performance of the Company, and further align management with shareholder interests. In this regard, it remains the intent of the Compensation Committee to forgo granting equity awards of the Company's stock to its executive officers in fiscal years 2012 and 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Orion Marine Group, Inc.
Dated: January 23, 2012	By:	/s/ Mark R. Stauffer
Executive Vice President and Chief Financial Officer